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THE PARTNERSHIP INTERESTS ISSUED UNDER THIS DOCUMENT
HAVE NOT .BEEN REGISTERED UNDER ANY FEDERAL OR STATE
SECURITIES LAW, INCLUDING THE SECURITIES ACT OF 1933,
AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED
OF IN THE ABSENCE OF SUCH REGISTRATION OR THE OPINION
OF COUNSEL TO THE PARTNERSHIP THAT SUCH REGISTRATION IS
NOT REQUIRED.




                       LUBBOCK GROUP, LTD.
        (FORMERLY SOUTH BAY ADVISORS LIMITED
        PARTNERSHIP)
      AMENDED AND RESTATED LIMITED PARTNERSHIP
      AGREEMENT


                       ARTICLE I
       FORMATION AS A TEXAS LIMITED PARTNERSHIP

     This Limited Partnership (Partnership) is created under the Texas Revised Limited
Partnership Act, Article 6132a-1, Vernon's Texas
Revised Civil Statutes (T.R.L.P.A.). This
Limited Partnership will become effective upon the filing and acceptance of the Certificate by the Texas Secretary of State.


                      ARTICLE II
                   PARTNERSHIP NAME

     The name of the Partnership shall be LUBBOCK
     GROUP, LTD.


                      ARTICLE III
             REGISTERED AGENT AND ADDRESS

     The registered agent for the Limited Partnership, its registered street address (at which its agent will be located for the service of process), and the street address of the Partnership's principal office in the United States is:

                          Craig W. Spaulding
                          5720 LBJ Freeway
                         Suite 450, Lock Box 16
                        Dallas, Texas 75240-6339

     The registered agent is an individual whose business office is the same as the Partnership's registered office.

                      ARTICLE IV
                  NATURE OF BUSINESS

        The purpose and nature of the Partnership is to acquire, by purchase in its own name, certain lands in the City of Lubbock, Lubbock County, Texas, and described in Exhibit "A" attached hereto and incorporated herein by reference for all purposes
   (hereinafter the "Property"), to hold for resale, to develop all or portions of such real estate with or without improvements, to construct improvements on all or portions of such real estate to the extent the General Partner deems advisable, to own, operate, manage, or lease all or portions

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   thereof to others, to sell or otherwise dispose of
   any part or all of the Property, and to do all things necessary or convenient for the development of such improvements and the ownership, operation, and eventual disposition of all or any part of the Properly and all personal property related thereto.

        In view of the exclusive and limited purposes of the Partnership, no Partner shall have any obligation to make other real estate opportunities not involving We Property available to the Partnership or to any of its Partners. Any Partner may engage in and/or possess interests in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage, and development of real property; and neither the Partnership nor any Partner shall have any rights by virtue of this Agreement or the existence of this Partnership in and to said independent ventures or to the income or profits derived therefrom. The fact that a Partner, an officer, director, or shareholder of a Partner, a member of a limited liability company, a member of a Partner's family, or an associate of a Partner is employed by, or owns or is otherwise directly or indirectly interested in or connected with any person, firm, or corporation employed or retained by the Partnership to render or perform management, mortgage placement, financing, brokerage, development, management, or other services, or from whom the Partnership may buy merchandise or other property, borrow money, manage financing, or place securities, or to or from whom the Partnership shall lease real property, shall not prohibit the General Partners from executing a lease with or employing such person, firm, corporation, or limited liability company or from otherwise dealing with him or it, and neither the Partnership nor any of the Partners as such shall have any rights in or to any income or profits derived therefrom.

                               ARTICLE V
                            PRINCIPAL OFFICE

        The address of the principal office in the United States where the records of the Partnership are to be maintained is:

                             5720 LBJ Freeway
                           Suite 450, Lock Box 16
                          Dallas, Texas 75240-6339


     The records maintained, and to be maintained, at this office are those prescribed by Section 1.07 of the T.R.L.P.A.

                      ARTICLE VI
                    GENERAL PARTNER

     The Partnership shall have one General Partner.
The name, the mailing address, and the street address of the General Partner is:

                         Aurora Bay I, L.L.C.
                          5720 LBJ Freeway
                         Suite 450, Lock Box 16
                       Dallas, Texas 75240-6339

     Reference to "General Partner," used in the singular, will also include the plural as to any time there is more than one General Partner. Reference to "Partner" shall mean either the General Partner or a Limited Partner, and reference to "Partners" shall mean all Partners, including General

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and Limited Partners.

                      ARTICLE VII
           INITIAL CONTRIBUTIONS OF CAPITAL

          .a. Capital Requirement. General Partner. The
     General Partner will be required to make a capital contribution to the Partnership of not less than $10.00 (called "General Partner's Capital
     Contribution"). The General Partner's Capital
     Contribution and capital account will be maintained separately from another capital account which he, she or it may have as a Limited Partner.

               At all times during the term of this
     Partnership, the General Partner shall make capital contributions to the Partnership in an amount sufficient to ensure that the General
     Partner's contribution to Capital will equal one percent (1%) or more of the total capital contributions of all Partners.

          b. Capital Requirement, Limited Partner. Each
     Limited Partner who is to be a Limited Partner upon the inception of this Partnership is required to make a capital contribution to the Partnership of not less than $990.00 (called "Limited
     Partner's Capital Contribution"). A Limited
     Partner's Capital Contribution and capital account will be maintained separately from any other capital account which he, she or it may have as a General Partner.

           c. Initial Partners. The initial General and
      Limited Partners, their initial contributions to the capital of the Partnership, and their percentages of interest, are set out on the attached Exhibit "A" which is incorporated herein by reference.

          d. Additional Contributions to the Capital of the Partnership. The Partners, both General and
     Limited, may make additional contributions of capital to the Partnership. Since an additional contribution of capital, if unequal, will affect the percentages of ownership and distributions of the Partners, additional capital contributions will be subject to the requirements of this
     Section 7(d). Contributions of additional capital by a Limited Partner will be subject to the consent of and acceptance thereof by the General
     Partner. Additional contributions by a General
     Partner will be subject to the consent and approval of the Limited Partners, and will require a vote of at least 70 percent in interest of the Limited Partners. The required consent and approval must be in writing.

          The General Partner will have the authority to ask (but not require)
     the Limited Partners to contribute additional capital when: (1) additional capital is reasonably needed to pay existing or anticipated expenses of operation and administration; debt service for any amounts borrowed by the Partnership; insurance and tax payments; the cost of acquiring, maintaining and selling property of the Partnership; and, (2) the calls for capital are not discriminatory, that is, when all Limited
     Partners are permitted to contribute capital to the extent of each Limited Partner's percentage interest in the Partnership. A Limited Partner will not be obligated to contribute additional capital. The percentage interest of those who have made contributions will be increased and the percentage interest of those who did not make a full contribution will be decreased in accordance with overall Partnership Capital Contributions.

                     ARTICLE VIII

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      LIMITED PARTNERS, VOTING, LIMITED LIABILITY

     The percentage interest of each Limited Partner for voting purposes will be determined by dividing the balance of a Limited Partner's capital account by the total of all of the capital accounts of the Limited
Partners. A Limited Partner's percentage interest will be determinative of the measure of a Limited Partner's vote as to matters on which a Limited Partner is entitled to vote or which requires a Limited Partners' consent. For the purpose of voting, there will be a total of 100 Limited
Partner votes (which is equal to 100 percent of the total participating Limited Partner interests as measured by their respective capital accounts) and each one percent interest will equal one vote. For example, a Limited Partner with a percentage interest of ten percent will have ten votes out of 100 votes on any given matter. A I Limited Partner with a percentage interest of 12.5 percent will have 12.5 votes out of 100 votes. The term "majority in interest" will mean that 51 votes out of 100 votes will be determinative of a given matter. The term "70 percent in interest of the Limited Partners" will mean that at least 70 votes of the total 100 votes will be determinative of a given matter.

     Except as may be otherwise provided by the T.R.L.P.A.; a Limited Partner will not be liable for the obligations of the Partnership. A Limited Partner
(except for a Limited Partner who is also a General
Partner) will not be permitted to participate in the management and control of the business of the Partnership. A Limited Partner, however, may act individually or in a capacity permitted by the safe-harbor provisions of the T.R.L.P.A.

                      ARTICLE IX
               TAXATION AS A PARTNERSHIP

     The Partnership will constitute a partnership for federal income tax purposes, and the General Partner will report all items of income, gain, loss, deduction and credit as a Partnership. The General Partner will have the authority to determine the taxable year of the Partnership and the form in which its accounts are to be kept. The General Partner is to see to the preparation of all necessary tax reports and other information required by the Internal Revenue Service and a report for income tax purposes to each Partner of his, her or its distributive share of items of income, gain, loss, deduction and credit.

                       ARTICLE X
                   CAPITAL ACCOUNTS

          a. A Capital Account shall be established and maintained for each Partner in accordance with the rules of IRS Regulations 1.704-1(b)(2)(iv). Each
     Partner's Capital Account (i) shall be increased by (A) the amount of money contributed by that Partner to the Partnership, (B) the Net Agreed
     Value of property contributed by that Partner to the Partnership, and (C) allocations to that Partner of Partnership income and gain (or items thereof) computed in accordance with paragraph (b) of this Article X, including income and gain exempt from tax, and (ii) shall be decreased by
     (A) the amount of money distributed to that Partner by the Partnership, (B) the Net Agreed
     Value of property distributed to that Partner by the Partnership, and (C) allocations of Partnership loss and deduction (or items thereof), computed in accordance with paragraph (b) of this
     Article X. A Partner that has more than one class of Interests shall have a single Capital Account that reflects all its Partnership Interests, regardless of the class of Units of Partnership
     Interests owned by that Partner and regardless of the time or manner in which those Partnership
     Interests were acquired.

          b. For purposes of computing the amount of any item of income, gain, loss, or

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     deduction to be reflected in the Partners' Capital
     Accounts, the determination, recognition, and classification of any such item shall be the same as its determination, recognition, and classification for federal income tax purposes
     (including, without limitation, any method of depreciation, cost recovery, or amortization used for that purpose), provided, that:

               (i) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) Partnership Interests that can neither be deducted nor amortized under
          Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to the provisions of Article XII hereof.

                  (ii) Except as otherwise provided in
             IRS Regulations 1.704- 1(b)(2)(iv)(m), the computation of all items of income, gain, loss, and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or
             705(a)(2)(B) of the Code, without regard to the fact such items are not included in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

                  (iii) Any income, gain, or loss
             attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

                 (iv) In accordance with the
           requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery, or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to IRS
           Regulations 1.704-1(b)(2)(iv)(f) to the
           Carrying Value of any Partnership property subject to depreciation, cost recovery, or amortization, of any further deductions for such depreciation, cost recovery, or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation cost recovery or amortization derived from the same method and useful life (or, if applicable, the re useful life) as is applied for federal income tax purposes; provided, however, that if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery, or amortization deductions shall be determined using a reasonable method that the General Partner may adopt.

                  (v) If the Partnership's adjusted
             basis in depreciable or cost recovery
             property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 49(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to paragraph a of
             Article XII hereof.. Any restoration of
             such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the year of

                           5

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             such restoration as an item of income
             pursuant to paragraph a. of Article XII
             hereof.


          c. A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital
     Account of We transferor relating to the Partnership Interest so transferred; provided, however, that if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties shall be deemed to have been distributed in liquidation of the Partnership to We Partners (including any transferee of a Partnership Interest that is a party to the transfer causing such termination) pursuant to Article XV and recontributed by such Partners in reconstitution of the Partnership. Any such deemed distribution shall be treated as an actual distribution for purposes of this Article
     X. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to IRS Regulations 1.704-1(b)(2)(iv)(f), and such Carrying Values shall then constitute the Agreed Values of such properties upon such deemed contribution to the reconstituted Partnership. The
     Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Article X.

                      ARTICLE XI
   BOOKS AND RECORDS, ACCOUNTING, STATEMENTS AND TAX
                        MATTERS

          a. Books and Records. At all times during the duration of the Partnership, the General Partner shall keep accurate books of the Partnership's accounts, including all of its income, expenditures, assets, and liabilities. These books shall be open to examination by any Partner at any reasonable time.

          b. Annual Accounting Period. All books and records of the Partnership shall be kept on the basis of an annual accounting period ending
     December 31 of each year, except for the final accounting period which shall end on the date of termination of the Partnership. All references herein to the "fiscal year of the Partnership" are to the annual accounting period described in the preceding sentence, whether the same shall consist of twelve months or less.

          c. General Partner's Report to Partners. 'The
     General Partner shall send, at Partnership expense, to each Partner the following:

               (i) Within seventy-five (75) days after
          the end of each fiscal year of the
          Partnership, such information as shall be necessary for the preparation by such Partner of such Partner's federal income tax return which shall include a computation of the distributions to such Partner and the allocation to such Partner of profits or losses as the case may be; and

               (ii) Within forty-five (45) days after
          the end of each fiscal quarter of the
          Partnership, a quarterly report, which shall include:

                    (1) A balance sheet;

                    (2) A statement of income and
                    expenses;

                    (3) A statement of changes in
                    Partner's capital; and

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                    (4) A statement of the balances in
                    the Capital Accounts of the
                    Partners.

               d. Tax Matters Partner. Should there be
          any controversy with the Internal Revenue
          Service or any other taxing authority
          involving the Partnership, the General
          Partner may expend such funds as it deems necessary and advisable in the interest of the Partnership to resolve such controversy satisfactorily, including, without being limited thereto, attorneys' and accounting fees. The General Partner is hereby designated as the "Tax Matters Partner" as referred to in Section 6231(a)(7)(A) of the Code and is specially authorized to exercise all of the rights and powers now or hereafter granted to the Tax Matters Partner under the Code.

               Any cost incurred in the audit by any
          governmental authority of the income tax returns of a Partner (as opposed to the Partnership) shall not be a Partnership expense. The General Partner shall consult with and keep the Partners advised with respect to (i) any income tax audit of a Partnership income tax return, and (ii) any elections made by the Partnership for federal, state, or local income tax purposes.

               e. Tax Returns. The General Partner
          shall, at Partnership expense, cause the Partnership to prepare and file a United
          States Partnership Return of Income and all other tax returns required to be filed by the Partnership for each fiscal year of the Partnership.

               f. Tax Elections. The General Partner
          shall be permitted in its discretion to
          determine whether the Partnership should make an election pursuant to Section 754 of the Code to adjust the basis of the assets of the Partnership. Each of the Partners shall, upon request, supply any information necessary to properly give effect to such election. In addition, the General Partner, in its sole discretion, shall be authorized to cause the Partnership to make and revoke any other elections for federal income tax purposes as it deems appropriate, necessary, or advisable.

                              ARTICLE XII
                     ALLOCATIONS AND DISTRIBUTIONS

             a. Allocations. Except as otherwise
        provided herein, all items of income, gain, loss, deduction, and credit of the Partnership shall be allocated among the Partners in accordance with their Percentage Interests.

             b. Special Allocations. The following
        special allocations shall be made in the following order:

               (i) Partnership Minimum Gain Chargeback.
          Notwithstanding the other provisions of this paragraph b, except as provided in IRS
          Regulations 1.704-2(f)(2) through (5), if there is a net decrease in Partnership
          Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary subsequent periods) in the manner and in the amounts provided in IRS Regulations 1.704-2(f)(6) and 1.704-
          2(g)(2) and 1.704-2(j)(2)(i), or any
          successor provisions. For

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          purposes of this paragraph b, each Partner's
          Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this paragraph b with respect to such taxable period (other than an allocation pursuant to paragraphs b(v) and
          (vi) of this Article XII).

               (ii) Chargeback of Minimum Gain
          Attributable to Partner Nonrecourse Debt.
          Notwithstanding the other provisions of this paragraph b of this Article XII (other than paragraph b (i) hereof), except as provided in IRS Regulations 1.704-2(i)(4), if there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any Partnership taxable period, any Partner with share of Minimum Gain Attributable to Partner
          Nonrecourse Debt at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period
          (and, if necessary, subsequent periods) in the manner and in the amounts provided in IRS
          Regulations 1.704-2(i)(4) and 1.704-
          2(j)(2)(ii), or any successor provisions. For purposes of this paragraph b, each Partner's
          Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this paragraph b with respect to such taxable period (other than an allocation pursuant to paragraphs b(v) and
          (vi) of this Article XII.

               (iii) Qualified Income Offset. In the
          event any Partner unexpectedly receives
          adjustments, allocations, or distributions described in IRS Regulations 1.704-
          1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5),
          or 1.704-1(b)(2)(ii)(d)(6), items of
          Partnership income and gain shall be
          specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the IRS Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted
          Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to paragraphs b(i) and (ii) of this Article XII.

               (iv) Gross Income Allocations. In the
          event any Partner has a deficit balance in its Adjusted Capital Account at the end of any Partnership taxable period, such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible;
          provided, that an allocation pursuant to this paragraph b(iv) of this Article XII shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Article XII have been tentatively made as if this paragraph b(iv) was not in this Agreement.

               (v) Nonrecourse Deductions. Nonrecourse
          Deductions for any taxable period shall be allocated to the Partners in accordance with their Percentage Interests. If the General
          Partner determines in its good faith
          discretion that the Partnership's Nonrecourse
          Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the IRS Regulations promulgated under
          Section 704(b) of the Code, the General
          Partner is authorized, upon notice to the Partners, to revise the prescribed ratio to the numerically closest ratio which does satisfy such requirements.

               (vi) Partner Nonrecourse Deductions.
          Partner Nonrecourse Deductions for any
          taxable period shall be allocated 100% to the Partner that bears the

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          Economic Risk of Loss for such Partnership
          Nonrecourse Debt to which such Partner
          Nonrecourse Deductions are attributable in accordance with ITS Regulations 1.704-2(i).
          If more than one Partner bears the Economic
          Risk of Loss with respect to a Partner
          Nonrecourse Debt, such Partner Nonrecourse
          Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

               (vii) Curative Allocations. The
          allocations set forth in paragraph b of this
          Article XII (the "Special Allocations") are intended to comply with certain requirements of the Code and the IRS Regulations promulgated thereunder. It is the intent of the Partners that, to the extent possible, all Special Allocations will be offset either with other Special Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction, pursuant to this paragraph b(vii). Therefore, notwithstanding any other provision of this
          Article XII (other than the Special
          Allocations), the General Partner shall make such offsetting special allocations in whatever manner it deems appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital
          Account balance such Partner would have had if the Special Allocations were not a pat of this Agreement and all Partnership items were allocated pursuant to paragraph a. of this
          Article XII.

          c. Allocations for Tax Purposes.

               (i) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss, and deduction which is recognized by the Partnership, for federal income tax purposes, shall be allocated among the Partners in the same manner as its correlative item of "book" income , gain, loss, or deduction is allocated pursuant to paragraphs a. and b. of this Article XII.

               (ii) In an attempt to eliminate Book-
          Tax. Disparities attributable to a
          Contributed Property or Adjusted Property, each item of income, gain, loss, depreciation, depletion, and cost recovery deduction which is recognized by the Partnership, for federal income tax purposes, shall be allocated for federal income tax purposes among the Partners as follows:

                    (a) (A) In the case of a
               Contributed Property, such items
               attributable thereto shall be allocated
               among the Partners in the manner
               provided under Section 704(c) of the
               Code that takes into account the
               variation between the Agreed Value of
               such property and its adjusted basis at
               the time of contribution; and (B) except as otherwise provided in paragraph c(ii)(c) of this Article XII hereof any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of 'book" gain or loss is allocated pursuant to this Article XII.

                    (b) (A) In the case of an Adjusted
               Property, such items shall (a) first, be allocated among the Partners in a manner consistent with the principles of
               Section 704(c) of the Code to take into
               account the Unrealized Gain or
               Unrealized Loss attributable to such
               property and the allocations thereof
               pursuant to IRS Regulations 1.704-

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               1(b)(2)(iv)(f), and (b) second, the
               event such property was originally a
               Contributed Property, be allocated among the Partners in a manner consistent with paragraph c(ii)(a)(A) hereof; and (B) except as otherwise provided in paragraph c(ii)(c) hereof any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Article XII hereof

                    (c) Any items of income, gain,
               loss, or deduction otherwise allocable
               under paragraph c(ii)(A)(2) or c(ii)(B)
               hereof shall be subject to allocation by the General Partner in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in a
               Contributed Property or Adjusted
               Property otherwise resulting from the
               application of the "ceiling" limitation
               (under Section 704(c) of the Code or
               Section 704(c) principles) to the
               allocations provided under paragraphs
               c(ii)(a)(A) or c(ii)(b)(A) of this
               Article XII.

               (iii) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this paragraph c of this Article XII, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

               (iv) All items of income, gain, loss,
          deduction, and credit recognized by the
          Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

               (v) Each item of income, gain, expense,
          loss, deduction, or credit allocable to any Partnership Interest which may have been transferred during any year shall, if permitted by law, be allocated during such year, in proportion to the number of calendar days for which each such holder was recognized as the owner of the Partnership
          Interest during such year, without regard to the results of Partnership operations during the period in which such holders were recognized as the owner thereof and without regard to the date, amount, or recipient of any distributions which may have been made with respect to such Partnership Interest.

          d. Cash Distributions. At such times and in such amounts as the General Partner determines appropriate, all Cash Available for Distribution shall be distributed among the Partners in proportion to their Percentage Interests. As long as there are any amounts due and owing to Emeritus under the Emeritus Corporation Loan or Emeritus is a member of Aurora Bay Investments, LLC, the General Partner shall cause the Partnership to make quarterly distributions of Cash Available for Distribution, no later than 45 days after the end of each calendar quarter. In computing Cash
     Available for Distribution, the General Partner may set aside reasonable amounts as reserves for capital expenditures, replacements, contingent or unforeseen liability, or other obligations of the Partnership; but the amounts of such reserves shall be reassessed at the end of each quarter to determine whether such balances are adequate in amount, should be increased or decreased, and if decreased the excess reserves will be available for distribution to the Members. Moreover, Cash
     Available for Distribution may not be used by the Partnership to make investments in any assets or project other than the Project, without the prior consent of Emeritus. It is the intent of the parties to make periodic distributions of Cash
     Available for Distribution if and when such excess cash is available and not to hold such funds to build up reserves beyond reasonable amounts or to make investments in new projects.


                     ARTICLE XIII
                 LOANS FROM A PARTNER

     If any Partner shall advance funds or make any other payment to or on behalf of the Partnership, other than a permitted capital contribution, to cover operating costs or capital expenses, such advance or payment will be deemed to be a loan to the Partnership which will bear interest as agreed upon by the Partner advancing such loan and the Partnership. The Limited
Partner plans to make loans to the Partnership as contemplated by the Credit Agreement.

                      ARTICLE XIV
                   PARTNERSHIP TERM

     The term for which the Partnership shall exist
shall be from the date of the filing of a Certificate
of I Limited Partnership, as provided by the Texas
Uniform I Limited Partnership Act, until December 31,
2027, unless sooner terminated by:

          a. The written agreement of the Partners;

          b. The disposition of all of the Property and all personal property owned by the Partnership;
     provided, however, that if such sale involves the receipt by the Partnership of purchase money obligations, then, in such event, the Partnership shall not dissolve, except with the consent of all Partners, prior to the collection or other disposition of such purchase money obligations;

          c. The removal or resignation of the General
     Partner unless within sixty (60) days after any such event the Limited Partners shall elect and appoint a successor General Partner or

          d. The filing for record in the office of the Secretary of State of the State of Texas of a fully-executed copy by all then remaining Partners of a Certificate of Cancellation of the Certificate of I Limited Partnership.

     For so long as the Partnership shall exist, each Partner waives the right to compel a dissolution of the Partnership or to compel a partition of the property of the Partnership. No Partner will have an ownership interest in the property of the I Limited Partnership.

                      ARTICLE XV
    DISTRIBUTIONS UPON TERMINATION AND DISSOLUTION

     Upon termination and dissolution of the
Partnership, the General Partner will proceed to wind up the affairs of the Partnership. The liabilities and obligations to creditors and all expenses incurred in its liquidation and dissolution will be paid and will have first priority in winding up. The
General Partner may retain from available cash and other assets of the Partnership sufficient reserves for anticipated and contingent liabilities. Undistributed cash, and other property valued at its fair market value on the date of distribution, will be distributed to the Partners in the following order:

             a. Distributions will first be made to
        repay any loans to the Partnership by a
        Partner, including the amount of any deferred payment obligation to a Partner or a Partner's personal representative as the result of a buy-out by the Partnership of a Partner's interest.

             b. Distributions will then be made to the Partners, both General and
        Limited, in an amount equal to the credit balances in their capital accounts so that the capital account of each Partner shall be brought to zero. For the purpose of determining distributions in liquidation, a negative capital account balance will be considered to be a loan from the Partnership to a Partner.

             c. The balance, if any, will be made to We
        Partners in an amount equal to each Partner's percentage interest in the Partnership as determined immediately prior to the distribution of the credit balances of the Partners' capital accounts.

        Except as limited by the T.R.L.P.A., the General Partner in making, or in preparing to make, a partial or final distribution may prepare an accounting and may require, as a condition to payment, a written and acknowledged statement from each distributee that the accounting has been thoroughly examined and accepted as correct; a discharge of the General Partner; a release from any loss, liability, claim or question concerning the exercise . of due care, shall, and prudence of the General Partner in the management, investment, retention, and distribution of property during the General Partner's term of service, except for any undisclosed error or omission having basis in fraud or bad faith; and an indemnity of the General
  Partner, to include the payment of attorney's fees, from any asserted claim of any taxing agency, governmental authority, or other claimant. Any
  Partner having a question or potential claim may require an audit of the Partnership as an expense of administration. Failure to require the audit prior to acceptance of the General Partner's report, or the acceptance of payment, will operate as a final release and discharge of the General Partner except as to any error or omission having a basis in fraud or bad faith.

        The General Partner, in making or preparing to make a partial or final distribution will have the authority to (1) partition any asset or class of assets and deliver divided and segregated interests to Partners; (2) sell any asset or class of assets
   (whether or not susceptible to partition in kind), and deliver to the Partners a divided interest in the proceeds of sale and/or divided or undivided interests in any note and security arrangement taken as part of the purchase price; and/or (3) deliver undivided interests in an asset or class of assets to the Partners subject to any indebtedness which may be secured by the property.

        The Partnership may continue beyond its
   scheduled termination date for a time reasonably necessary to conclude the administration of the Partnership, pay expenses of termination and to distribute the Partnership property to those entitled thereto.

                          ARTICLE XVI
           MANAGEMENT, SERVICE OF A GENERAL PARTNER

         a.  Election or Replacement of a General
    Partner. The Limited Partners will have the right to remove an existing General Partner and elect another to serve in his or her or its place, or to add another as a General Partner or appoint new
    Successor General Partners as
    permitted by the T.R.L.P.A At no time will more than three General Partners be permitted.

              i. Redemption or Conversion of a General
         Partners Interest as a General Partner: The
         Partnership will have the option to redeem the interest of a General Partner who ceases to serve for any reason, or to convert that Partner's General Partnership interest to that of a Limited Partner. If the Partnership elects to redeem that interest, the redemption amount will be the greater of (1) the General
         Partner's capital account, less the value attributable thereto of Partnership debt of which the General Partner, as a General
         Partner, is relieved, or (Z) the fair market value of the General Partner's interest. The redemption amount, which may be paid in cash or in other property of the Partnership of equivalent value, must be paid to the General
         Partner within 90 days from the date his, her or its successor files an amendment to the Certificate of Lifted Partnership in the form and manner required by law. Unless the Partnership and the transferee agree otherwise, the fair market value of a General
         Partner's interest is to be determined by the written appraisal of a person or firm qualified to value this type of business or partnership interest. 'The appraiser selected by the Partnership must be a member of the American Society of Appraisers, (P.O. Box
         17265, Washington; D.C. 20041) and qualified to perform business appraisals. The
         Partnership and the transferee may waive an appraisal, and agree to matters of value and payment which deviate from these requirements.

               ii. Amendment to the Certificate of
          Limited Partnership: In the event a General
          Partner is unwilling or unable to sign a
          required amendment to the Certificate of
          Limited Partnership as evidence of the
          withdrawal, substitution or addition of a
          General Partner, the amended certificate may
          be signed by: (1) the remaining General
          Partner or Partners, if more than one General
          Partner is then serving, and any successor
          elected by the Limited Partners or as
          otherwise designated by this Agreement; or,
          (2) if but one General Partner was serving,
          and such General Partner ceases to serve for
          any reason, by the new General Partner or
          Partners, as substitute or successor, and at
          least 70 percent in interest of the Limited
          Partners. Each General Partner serving or to
          serve in the capacity of a General Partner
          does hereby appoint his, her or its
          successor, (or if there is more than one
          General Partner serving at the time of a
          General Partner shall refuse or be unable to
          act, the remaining General Partner or
          Partners) as his, her or its attorney-in-
          fact, to sign the amended certificate of his,
          her or its behalf In the event T.R.L.P.A.,
          Section 8.01 should require dissolution of
          the Partnership due to the death, disability,
          resignation, removal of a General Partner, or
          other event of withdrawal, it is agreed that
          the Partnership shall be reconstituted and
          will continue as provided by T.R.L.P.A.,
          Section 8.03 without further act of the
          Partners other than the election of a new
          General Partner or Partners if no General
          Partner remains following the event requiring
          dissolution.

          b.   Authority of a General Partner Acting
     alone, Other Matters Pertaining to the General
     Partner. The General Partner or Partners will have the responsibility for the day to day management of the business of the Partnership. The
     General Partner's authority and capacity will be the same as that of the chief executive officer of a corporation. In addition to the authority given to a General Partner by this agreement and by law, the General Partner will have the specific authority to do the following:

               i. Transfers by a General Partner Except as limited by this Agreement of Partnership, the General Partner or Partners will have the authority at any time and from time to time to sell, exchange, lease and/or transfer legal and equitable title to the Partnership property upon such terms and conditions, and for such consideration, as the General Partner or Partners consider reasonable. The execution of any document of conveyance or lease by the General Partner will be sufficient to transfer complete legal and equitable title to the interest conveyed without the joinder, ratification, or consent of the Partners. No purchaser, tenant, transferee or obligor will have any obligation whatever to see to the application of payments made to the General
          Partner.

               ii. Retention of Properly Contributed to the Partnership: A General Partner will have the authority to retain, without liability, any and all property in the form which it is received by a General Partner without regard to its productivity or the proportion that any one asset or class of assets may bear to the whole. A General Partner will not have liability nor responsibility for loss of income from or depreciation in the value of the property which was retained in the form which the General Partner received it.

               iii. Employment of Consultants and Other
          Professionals: A General Partner will have the authority to employ such consultants and professional help as the General Partner considers necessary to assist in the prudent management, acquisition, leasing and transfer of the Partnership property and to obtain such policies of insurance as the General
          Partner considers reasonably necessary to protect the Partnership property from loss or liability.

               iv. Legal Title to Partnership Assets: A
          General Partner will be permitted to register or take title to Partnership assets in the name of the Partnership or as Trustee, with or without disclosing the identity of his or her principal, or to permit the registration of securities in "street name" under a custodial arrangement with an established securities brokerage firm trust department or other custodian.

               v. Limitation on a General Partners
          Liability: Insofar as Texas law will permit, a General Partner who succeeds another will be responsible only for the property and records delivered by or otherwise acquired from the preceding General Partner, and may accept as correct the accounting of the preceding General Partner without duty to audit the accounting or to inquire further into the administration of the predecessors and without liability for a predecessor's errors and omissions.

               vi. Affidavit of Authority: Any person
          dealing with the Partnership may rely upon the affidavit of a General Partner or Partners which states:

          On my (our) oath, and under the penalties of perjury, I (we) sweat that I (we) am (are) the duly elected and authorized General
          Partner(s) of LUBBOCK GROUP, LTD. I (we) certify that I (we) have not been removed as General Partner(s) and have the authority to act for, and bind, LUBBOCK GROUP, LTD. in the transaction of the business for which this affidavit is given as affirmation of my (our) authority.

          ___________________________

          Signature Line



          Sworn and subscribed before me, the
          undersigned authority, by _____________this
          __________ day of ____________, 19____.



          __________________________
          Notary Public, State of Texas

               vii. Compensation: A General Partner
          will be entitled to a reasonable annual
          compensation for services rendered to the Partnership, reasonable compensation to be measured by the time required in the administration of the Partnership, the value of property under the General Partner's administration, and the responsibilities assumed in the discharge of the duties of office. The General Partner will also be entitled to a reimbursement for or direct payment of all reasonable and necessary business expenses incurred in the administration of the Partnership. The
          Limited Partners may, by affirmative action, vote to establish, increase or reduce a General Partner's compensation based upon the General Partner's performance and dedication of time to the business of the Partnership.
          Payments to the General Partner for services rendered to the Partnership will not be a return on invested capital, but will be paid as compensation for services rendered.
          Payments to the Partnership by reason of personal services rendered by the General
          Partner for or on behalf of the Partnership are to be allocated and distributed to the General Partner.

               viii. Bond: No one serving as General
          Partner will be required to furnish a
          fiduciary bond or other security as a
          prerequisite to his, her, or its service.

                     ARTICLE XVII
   RESTRICTIONS ON PARTICIPATION BY AND AUTHORITY OF
                   LIMITED PARTNERS

        No Partner, other than a General Partner, may participate in the management and operation of the Partnership's business and its investment activities, or bind the Partnership to any obligation or liability whatsoever. A Limited
   Partner may not lawfully transfer legal or beneficial title to property of the Partnership unless, supported by an affidavit of fact, the Limited Partner acts pursuant to the limited authority prescribed by T.R.L.P.A., Section 8.04
   (winding up of the Partnership in the absence of a qualified General Partner). A General Partner who is also a Limited Partner will act for the Partnership in his, her, or its capacity as General Partner alone.

                     ARTICLE XVIII
 RESTRICTIONS UPON OWNERSHIP AND TRANSFER OF OWNERSHIP

        The ownership and transferability of interests in the Partnership, both General and Limited, are substantially restricted. Neither record title nor beneficial ownership of a

   Limited Partnership interest shall be transferred or encumbered without the consent of the Partners and compliance with the provisions of the T.R.L.P.A.
   This Partnership is formed by a closely-held group who know and trust one another, who will have surrendered control (in the case of a Limited
   Partner) or assumed sole event responsibility and risk (in the case of a General Partner) based upon their trust of one another, and with the commitment to one another that a Partner will not transfer or encumber his or her ownership interest without the consent of the re Partners. Capital is also material to the business and investment objectives of the Partnership and its federal tax status. An unauthorized transfer of a Partner's interest could create a substantial hardship to the Partnership, jeopardize its capital base, and adversely affect its tax structure. These restrictions upon ownership and transfer (especially an interest conveyed voluntarily to someone unknown to the remaining
   Partners, or involuntarily as in a divorce proceeding or to a judgment creditor), and the rights given to the Partnership which follow are not intended as penalty, but as a method to protect and preserve existing relationships based upon trust and the Partnership's capital and its financial ability to continue.

        The ownership and transfer of a Limited
   Partnership interest is further subject to the following disclosure and condition:

          THE LIMITED PARTNERSHIP INTERESTS OF LUBBOCK
          GROUP, LTD. HAVE NOT, NOR WILL BE, REGISTERED
          OR QUALIFIED UNDER FEDERAL OR STATE
          SECURITIES LAWS.  THE LIMITED PARTNERSHIP
          INTERESTS OF LUBBOCK GROUP, LTD. MAY NOT BE
          OFFERED FOR SALE, SOLD, PLEDGED, OR OTHERWISE
          TRANSFERRED UNLESS SO REGISTERED OR
          QUALIFIED, OR UNLESS AN EXEMPTION FROM
          REGISTRATION OR QUALIFICATION EXISTS.  THE
          AVAILABILITY OF ANY EXEMPTION FROM
          REGISTRATION OR QUALIFICATION MUST BE
          ESTABLISHED BY AN OPINION OF COUNSEL FOR THE
          OWNER THEREOF, WHICH OPINION AND COUNSEL MUST
          BE REASONABLY SATISFACTORY TO LUBBOCK GROUP,
          LTD.

     The Partnership will not be required to recognize the interest of any transferee who has obtained a purported interest as the result of a transfer of ownership which is not an authorized transfer. The transferee will not be admitted to the Partnership as a substitute Limited Partner and the transferee will have only the rights of an assignee unless all Partners consent to the transferee becoming a Limited Partner.
If the ownership of a Partnership interest is in doubt, or if there is reasonable doubt as to who is entitled to a distribution of the income realized from a Partnership interest, the Partnership may accumulate the income until this issue is finally determined and resolved. Accumulated income will be credited to the capital account of the Partner whose interest is in question.

     If any person or agency should acquire the interest of a Limited Partner as the result of an order of a court of competent jurisdiction which the Partnership is required to recognize, or if a Limited
Partner makes an unauthorized transfer of a Partnership interest which the Partnership is required to recognize, the interest of the transferee may then be acquired by the Partnership upon the following terms and conditions:

          a. The Partnership will have the option to acquire the interest by giving written notice to the transferee of its intent to purchase within 90 days from the date it is finally determined that the Partnership is required to recognize the transfer.

          b. The Partnership will have 180 days to purchase the interest, said 180 days to be measured from the first day of the month following the month in which it delivers notice exercising its option to purchase. The valuation date for the Partnership interest will be the first day of the month following the month in which notice is delivered.

          c. Unless the Limited Partnership and the transferee agree otherwise, the fair market value of a Limited Partners' interest is to be determined by written appraisal of a person or firm qualified to value this type of business or Partnership interest. The appraiser selected by the Partnership must be a member of the American
     Society of Appraisers (P.O. Box 17265, Washington,
     DC 20041) and qualified to perform business appraisals.

          d. Closing of the sale will occur at the business office of the Partnership (as designated in this Agreement) at 10 o'clock AM on the first
     Tuesday of the month following the month in which the valuation report is accepted by the transferee
     (called the "closing date"). The transferee must accept or reject the valuation report within 30 days from the date it is delivered. If not rejected in writing within the required period, the report will be accepted as written. If rejected, closing of the sale will be postponed until the first Tuesday of the month following the month in which the valuation of the Partnership interest is resolved. The transferee will be considered a nonvoting owner of the Partnership interest, and entitled to all items of income, deduction, gain or loss from the Limited
     Partnership interest, plus any additions or subtractions therefrom until closing.

          e. In order to reduce the burden upon the resources of the Partnership, the Partnership will have the option, to be exercised in writing delivered at closing, to pay its purchase money obligation in 15 equal annual installments (or the remaining term of the Partnership if less than 15 years) with interest thereon at market rates, adjusted annually as of the first of each calendar year at the option of the General Partner then serving. 'The term "market rates" will mean the rate per annum equal to the lesser of (1) the Wall
     Street Journal prime rate as quoted in the money rates section of the Wall Street Journal which is also the base rate on corporate loans at large
     United States money center commercial banks as its prime commercial or similar reference interest rate, with adjustments to be made on the same date as any change in the rate, and (2) the maximum rate permitted by applicable law. If Internal
     Revenue Code Sections 483 or 1274A apply to this transaction, the rate of interest of the purchase money obligation will be fixed at the rate of interest then required by law. The first installment of principal, with interest due thereon, will be due and payable on the first day of the calendar year following closing, and subsequent annual installments, with interest due thereon, will be due and payable, in order, on the first day of each calendar year which follows until the entire amount of the obligation, principal and interest, is fully paid. The
     Partnership will have the right to prepare all or any part of the purchase money obligation at any time without premium or penalty.

          f. The General Partner may assign the
     Partnership's option to purchase to one or more of the re Limited Partners (this with the affirmative consent of no less than 70 percent of the re
     Limited Partners, excluding the interest of the Limited Partner or transferee whose interest is to be acquired), and when done, any rights or obligations imposed upon the Partnership will instead become, by substitution, the rights and obligations of the Limited Partners who are assignees.

          g. Neither the transferee of any unauthorized transfer or the Limited Partner causing the transfer will have the right to vote during the prescribed option period or, if the option to purchase is timely exercised, until the sale is actually closed.

                      ARTICLE XIX
             ADDITION OF A LIMITED PARTNER

     A new Limited Partner may be admitted only with the written consent of all Partners.

                      ARTICLE XX
              RESTRICTIONS ON WITHDRAWAL

     Neither a General Partner nor a Limited Partner may withdraw from the Partnership before the end of the term. If a General Partner breaches this agreement not to withdraw, the Partnership may recover from that General Partner any damages the Partnership suffers on account of that withdrawal (including, without limitation, the cost of securing from another source the services provided by the withdrawing General
Partner) and may offset those damages against any payment otherwise due the withdrawing General Partner.

                      ARTICLE XXI
            COUNTERPARTS, POWER OF ATTORNEY

     The execution and acceptance of this Agreement and Certificate of limited Partnership may be evidenced by a separate certificate signed by a Limited Partner acknowledging that a true and correct copy of this Agreement has been received, reviewed in its entirety, and accepted. Each Limited Partner, in accepting this Agreement, makes, constitutes and appoints the General
Partner, with full power of substitution, as his, her or its attorney-in-fact and personal representative to sign, execute, certify, acknowledge, file and record all appropriate instruments amending this Agreement and the Certificate of Limited Partnership on behalf of the Limited Partner. In particular, the General Partner as attorney-in-fact may sign, acknowledge, certify, file and record on behalf of each Limited Partner such instruments, agreements, and documents which: (1) reflect the exercise by the General Partner of any of the powers granted to him under this Agreement; (2)
reflect any amendments made to this Agreement; (3) reflect the admission or withdrawal of a General or Limited Partner; and (4) may otherwise be required of the Partnership or a Partner by Texas law, federal law, or the law of any other applicable jurisdiction. The power of attorney herein given by each Limited Partner is a durable power of attorney and will survive the disability or incapacity of the principal.

                     ARTICLE XXII
                        NOTICE

     Any notice required or permitted in this Agreement will be effective if written and hand delivered to the intended recipient or if placed in the United States
Mail marked "Certified Mail, Return Receipt Requested" with postage prepaid. Notice will be deemed as delivered to the intended recipient if addressed to the intended recipient at his or her last known mailing address, and the receipt is returned as having been delivered or is marked "Refused", "Addressee Unknown", "Unable to Forward", or other similar designation or notation. In this regard, it will be the affirmative duty of each Partner to provide the General Partner at all times with a current address for the delivery of notice and to notify the General Partner of any change of address.

     If this Agreement does not specifically prescribe a time for performance or notice, the required time will be 30 days. Notice of the exercise of any point or right, notice of default or noncompliance, and any other notice required by this Agreement or by law must be in writing.

                     ARTICLE XXIII
                   GLOSSARY OF TERMS

       The following terms, when used in this
  Agreement, shall have the respective meanings assigned to them in this Article unless the context otherwise requires:

            "Act" means The Texas Revised Limited
       Partnership Act, Article 6132a-1 of the Revised
       Civil Statutes of the State of Texas, as amended
       (or the corresponding provisions of any
       successor statute).

               "Adjusted Capital Account" means the
     capital account maintained for each Partner as of the end of each taxable year of the Partnership
     (a) increased by any amounts which such Partner is obligated to restore under the standards set by IRS Regulations 1.704-1(b)(2)(ii)(c) [or is deemed obligated to restore under IRS Regulations 1.704-
     2(g)(1) and 1.704-2(i)(5)) and (b) decreased by
     (i) the amount of all losses and deductions that, as of the end of such taxable year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and IRS Regulations 1.751-
     1(b)(2)(ii), and (ii) the amount of all
     distributions that, as of the end of such taxable year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's
     Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made
     (other than increases pursuant to a minimum gain chargeback pursuant to paragraph b(i) or b(ii) of
     Article XII hereof). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of IRS Regulations 1.704-
     1(b)(2)(ii)(d) and shall be interpreted
     consistently therewith.

               "Adjusted Property" means any property
     the Carrying Value of which has been adjusted pursuant to IRS Regulations 1.704-1(b)(2)(iv)(f).
     Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed
     Property until the Carrying Value of such property is further adjusted pursuant to IRS Regulations
     1.704- 1(b)(2)(iv)(f).

               "Agreed Value" of any Contributed
     Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall, in its reasonable discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among such properties on a basis proportional to their fair market values.

               "Book-Tax Disparity" means, with respect to any item of Contributed Property or Adjusted
     Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's
     Capital Account balance as maintained pursuant to
     Section 5.10 of this Agreement and the
     hypothetical balance of such Partner's Capital
     Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

               "Capital Account" means, with respect to any Partner, that Capital Account determined and maintained in accordance with the rules of IRS
     Regulations 1.704- 1(b)(2)(iv).

               "Capital Contribution" means any
     contribution by a Partner to the capital of the Partnership and includes initial Capital
     Contributions and Additional Contributions.

               "Carrying Value" means (a) with respect
     to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization, and cost recovery deductions charged to the Partners' Capital
     Accounts and (b) with respect to any other
     Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with IRS Regulations 1.704-
     1(b)(2)(iv)(f), and to reflect changes, additions, or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties.

               "Code" means the Internal Revenue Code
     of 1986, as amended (or any corresponding provisions of successor statute).

               "Contributed Property" means each
     property or other asset, but excluding cash, contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to IRS
     Regulations 1.704-1(b)(2)(iv)(f) hereof such property shall no longer constitute a Contributed
     Property for purposes of paragraph c(ii) of
     Article XII hereof but shall be deemed an Adjusted
     Property for such purposes.

               "Economic Risk of Loss" shall have the
     meaning set forth in IRS Regulations 1.752-2(a).

               "Minimum Gain Attributable to Partner
     Nonrecourse Debt" means that amount determined in accordance with the principles of IRS Regulations
     1.704-2(i)(3)

               "Net Agreed Value" means (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code.

               "Nonrecourse Built-in Gain" means, with
     respect to any Contributed Properties or Adjusted
     Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to paragraphs c(ii)(a)(A), c(ii)(b)(A) or c(ii)(c) of Article
     XII hereof if such properties were disposed of in a taxable transaction in full satisfaction of such liability and for no other consideration.

               "Nonrecourse Deductions" means any and
     all items of loss, deduction,
     or expenditures (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of IRS Regulations 1.704-2(b)(1), are attributable to a Nonrecourse Liability.

               "Nonrecourse Liability" shall have the
     meaning set forth in IRS Regulations 1.704-
     2(b)(3).

               "Partner" means those persons or
     entities that execute a counterpart of this Agreement and those persons or entities that are hereafter admitted as a General or Limited Partner under the terms hereof.

               "Partner Nonrecourse Debt" shall have
     the meaning set forth in IRS Regulations 1.704-
     2(b)(4).

               "Partner Nonrecourse Deductions" means
     any and au items of loss, deduction, or
     expenditure (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of IRS Regulations 1.704-2(i)(2), are attributable to a Partner Nonrecourse Debt.

               "Partnership Interest" or "Interest"
     means all of the ownership interests and rights of a Partner in the Partnership, including his (i) right to a distributive share of the profits and losses of the Partnership, (ii) right to a distributive share of the assets of the Partnership, (iii) rights to allocations, information, and to consent or approve, and (iv) if a general partner, right to participate in the management of the affairs of the Partnership.

               "Partnership Minimum Gain" means that
     amount determined in accordance with the principles of IRS Regulations 1.704.2(d).

               "Percentage Interest" means, with
     respect to any Partner, a fraction (expressed as a percentage), the numerator of which is the aggregate number of Units of Partnership Interest owned by such Partner and the denominator of which is the total number of all then issued and outstanding Units of Partnership Interest.

               "Unrealized Gain" attributable to any
     item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date, over (b) the Carrying Value of such property as of such date [prior to any adjustment to be made pursuant to IRS Regulations 1.704-
     1(b)(2)(iv)(f)] as of such date. In determining such Unrealized Gain, the aggregate cash amount and fair market value of all Partnership assets
     (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt.
     The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its reasonable discretion) to arrive at a fair market value for individual properties.

               "Unrealized Loss" attributable to any
     item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date
     [prior to any adjustment to be made pursuant to IRS Regulations 1.704-1(b)(2)(iv)(f)] as of such date, over (b) the fair market value of such property as of such date. In determining such Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets
     (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt.
     The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its reasonable discretion) to arrive at a fair market value for individual properties.

                     ARTICLE XXIV
                        NOTICES

     a. Any notices or communications required or permitted to be delivered hereunder must be in writing and shall be deemed to be delivered (i) upon receipt if delivered personally or (ii) upon deposit in the United
States Mail, certified, return receipt requested, postage prepaid, addressed to Seller or Buyer, as the case may be, or (iii) upon receipt of a facsimile transmission, at the following addresses and/or facsimile numbers:











            General Partner:
                                Aurora Bay I, L.L.C.
                                  5720 LBJ Freeway
                                Suite 450,
                                  Lock Box 16
                                  Dallas, Texas 75240
                                  Phone: 972-458-0025
                                  Fax #: 972-458-2233

            With a copy to:     Craig W. Spaulding
                                  5720 LBJ Freeway
                                  Suite 450, Lock Box
                                16
                                  Dallas, Texas 75240
                                  Phone: 972-458-0025
                                  Fax #: 972-458-2233

            and:                  Jerry Erwin
                                  9817 N. E. 54th
                                Street
                                  Vancouver, Washington
                                  98662 Phone: 360-254-
                                  9442
                                  Fax #: 360-254-1770

                      ARTICLE XXV
                      AMENDMENTS

  This agreement may be amended only by a written instrument signed by all of the Partners.

                     ARTICLE XXVI
                      CONCLUSION

       This document is a contract which will be binding upon, and inure to the benefit of, each of the contracting parties, their heirs, personal representatives, successors, and assigns. The use of pronouns, masculine or feminine, will be construed in context and may include an individual, no matter his or her gender, or an entity (e.g., a corporation, trust, Limited Partnership, General Partnership). The venue of any action brought to construe this contract, for specific performance of any contractual obligation or other cause directly related to this contract, will be Dallas County, Texas. The date of this agreement, for purposes of identification, is the 6th day of January, 1998.

                         Acceptance and Approval by
General Partner:



                         AURORA BAY I, L.L.C., a
Washington
                         Limited liability company


                         By:  /s/ Craig W. Spaulding
                                -----------------------
------------------------------

Craig W. Spaulding, Manager


                         By:  /s/ Jerry Erwin
                                -----------------------
------------------------------
                                Jerry Erwin, Manager